EXHIBIT 2.1
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PURCHASE AND FORMATION AGREEMENT
THIS PURCHASE AND FORMATION AGREEMENT, dated as of November 26, 2008 (the “Agreement Date”), is made by and among RIT ONCOLOGY, LLC, a Delaware limited liability company (the “Company”), CELL THERAPEUTICS, INC., a Washington corporation (“CTI”), and Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”).
WHEREAS, CTI develops, markets, sells and distributes the Product (as defined below) in the United States;
WHEREAS, Spectrum is a biopharmaceutical company that acquires, develops and commercializes drug products;
WHEREAS, CTI and Spectrum desire to establish a joint venture to promote, develop and commercialize the Product in the United States, and in connection therewith, have formed the Company;
WHEREAS, the Company desires to sell and issue to each of CTI and Spectrum, and each of CTI and Spectrum desires to purchase and acquire from the Company, a fifty percent (50%) membership interest in the Company (the “Membership Interest”), on the terms and conditions set forth in this Agreement;
WHEREAS, in consideration of the Membership Interest to be issued to Spectrum, Spectrum desires to deliver to the Company the Subscription Price (as defined below), all upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in consideration of the Membership Interest to be issued to CTI and the Cash Purchase Price (as defined below), CTI desires to contribute and sell to the Company, and the Company desires to purchase from CTI, the Conveyed Assets (as defined below) related to the Product, all upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, this Agreement has been negotiated at arm’s length between CTI and Spectrum, each of whom are sophisticated and knowledgeable in the matters dealt with in this Agreement;
WHEREAS, CTI has received an independent valuation of the Conveyed Assets, and CTI’s board of directors has determined that the sale of the Conveyed Assets upon the terms and subject to the conditions set forth in this Agreement is fair; and

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WHEREAS, at the Closing (as defined below), CTI and Spectrum will become parties to the Amended and Restated Limited Liability Company Agreement of the Company, in the form attached hereto as Exhibit A (the “LLC Agreement”), and CTI, the Company and Spectrum will become parties to certain other agreements, each to be dated as of the Closing Date, relating to the operations and business of the Company, including the Master Services Agreement (as defined below).
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, CTI and Spectrum agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
“Action” means any claim, dispute, action (including any action seeking injunctive or other equitable relief), arbitration, mediation, litigation, proceeding, suit or governmental investigation and any appeal therefrom.
“[***] Payment” has the meaning set forth in Section 3.6(a).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person. A Person will be deemed to “Control” another Person if such first Person has the power, directly or indirectly, to direct or cause the direction of the management and policies of such other Person, whether through ownership of securities, by contract or otherwise. Notwithstanding the foregoing, the Company will not constitute an Affiliate of CTI or Spectrum or of any Affiliate of CTI or Spectrum, and neither CTI nor Spectrum will constitute an Affiliate of the Company or of any Affiliate of the Company.
“Agreement” means this Agreement, as it may be amended from time to time in accordance with its terms.
“Agreement Date” has the meaning set forth in the introductory paragraph.
“Assigned Contracts” mean the Contracts listed in Section 5.8 of the Disclosure Schedule; except that any Contract that is a Non-Assignable Asset shall not be an Assigned Contract (even if identified on Section 5.8 of the Disclosure Schedule), unless and until the Assignment Consent in respect of such Non-Assignable Asset has been obtained.
“Assignment Consent” has the meaning set forth in Section 3.7.
“Assumed Contractual Obligations” mean the obligations of the Company as the successor and assign of CTI expressly set forth in the Assigned Contracts which arise from and after the Closing Date, including without limitation the milestone payments payable to BIIB, Corixa Corporation and Bayer Schering Pharma AG, pursuant to the applicable Assigned Contract; provided, however, that Assumed Contractual Obligations shall not include any obligations that arise due to a breach or default under the Assigned Contracts prior to Closing.

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“BIIB” means Biogen Idec Inc., a Delaware corporation.
“BIIB Consent” has the meaning set forth in Section 3.7(a).
“BIIB Consent Payment” has the meaning set forth in Section 3.7(a).
“Books and Records” mean all pricing lists, customer lists, material customer correspondence and related material books and records used exclusively with respect to the Product in the United States by CTI or its Affiliates, but in each instance only to the extent in existence as of the Closing Date. CTI may, in accordance with applicable law and its record retention policies, retain for its records a copy of Books and Records in existence as of the Closing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted or required to close by any Governmental Rule.
“Cap Amount” has the meaning set forth in Section 11.2(b)(ii).
“Cash Purchase Price” has the meaning set forth in Section 3.1.
“Company” has the meaning set forth in the introductory paragraph.
“Closing” has the meaning set forth in Section 4.1.
“Closing Date” has the meaning set forth in Section 4.1.
“Commercialization” means (i) any and all activities related to the development, marketing, sale and distribution of the Product or Finished US Goods, or any portion of any of the foregoing, for ultimate use in the United States or (ii) any and all other commercial activities related to the Product in the United States.
“Contracts” mean contracts, leases, indentures, agreements, notes, bonds, loans, instruments, conditional sale contracts, mortgages, licenses, sublicenses, purchase orders and all other legally binding arrangements or commitments, whether written or oral or in existence on the Agreement Date or subsequently entered into, including all amendments thereto.
“Contract Assignment and Assumption Agreement” means the assignment and assumption agreement to be executed and delivered by Company and CTI at the Closing substantially in the form of Exhibit B.
“Conveyed Assets” has the meaning set forth in Section 3.5(a).
“CTI” has the meaning set forth in the introductory paragraph.
“CTI/BIIB Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of August 15, 2007, as amended to date, by and between CTI and BIIB.

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“CTI Indemnified Parties” has the meaning set forth in Section 11.3(a).
“CTI Master Services Agreement” means the Master Services Agreement to be dated as of the Closing Date by and between the Company and CTI, substantially in the form attached hereto as Exhibit C.
“CTI Pledge Agreement” has the meaning set forth in Section 2.2.
“CTI Trade Dress” means the lay-out, designs and coloring used on the packaging of the Product to the extent used on other product packaging of CTI or any of CTI’s Affiliates.
“CTI Trademarks” mean: (i) the “Cell Therapeutics” name or any variations thereof; (ii) the name “CTI” and all formatives and derivatives thereof, all composite marks including such name or any such formatives or derivatives and any colorable imitation of any of the foregoing; and (iii) all Trademarks, other than the Product Trademarks, used by CTI or any of CTI’s Affiliates in connection with the marketing, sale and distribution of the Product.
“Customer Orders” mean orders for Finished US Goods from customers of CTI or any of CTI’s Affiliates in the United States.
“Designated IP Correspondence” means the correspondence regarding [***].
“Disclosure Schedule” means the Disclosure Schedule delivered by CTI to Spectrum and the Company concurrently with delivering this Agreement.
“Encumbrance” means any mortgage, charge, lien, security interest, easement, right of way, pledge or any similar encumbrance of any nature whatsoever.
“Equity Purchase Price” has the meaning set forth in Section 3.1.
“Excluded Assets” has the meaning set forth in Section 3.5(b).
“Excluded Intellectual Property” means: (i) the CTI Trademarks; (ii) all computer programs and software; and (iii) any copyrights, Patents, trade dress, Trademarks or other intellectual property that does not relate exclusively to the development, marketing, sale or distribution of the Product (except as expressly included in the Product Intellectual Property).
“Excluded Liabilities” has the meaning set forth in Section 3.6(d).
“FDA” means the United States Food and Drug Administration.
“FFDCA” means the Federal Food, Drug, and Cosmetic Act of 1938, as amended.
“Finished US Goods” mean kits containing the Product labeled and ready for distribution and sale to end-users in the United States, as contemplated by the definition for such term in the Supply Agreement; provided, however, that for purposes of this Agreement, such term shall also include any single such kit containing one of the constituent parts of the Product.

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“Fundamental Representation” means (i) the representations and warranties of CTI set forth in Section 5.1, Section 5.2, Section 5.3(a) and Section 5.4(a) and (ii) the representations and warranties of Spectrum set forth in Section 6.1, Section 6.2 and Section 6.3.
“General Assignment and Assumption Agreement” means the assignment and assumption agreement to be executed and delivered by the Company and CTI at the Closing substantially in the form of Exhibit D.
“General Assignment and Bill of Sale” means the assignment and bill of sale to be executed and delivered by CTI at the Closing substantially in the form of Exhibit E.
“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality of applicable jurisdiction, whether domestic or foreign.
“Governmental Rule” means any applicable law, judgment, order, award, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.
“Indemnified Party” has the meaning set forth in Section 11.7(a).
“Indemnifying Party” has the meaning set forth in Section 11.7(a).
“Integrity Agreement” means that certain Corporate Integrity Agreement, dated as of October 2, 2007, by and between OIG-HHS and CTI.
“IP Disputes” has the meaning set forth in Section 5.9(d).
“Knowledge of CTI” means the actual knowledge, after reasonable inquiry, of James Bianco, Craig Philips, Donald Wyatt, James Fong, Benir Ruano, Jack Singer and Nancy Boman.
“Liabilities” mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Governmental Rule, Contract or otherwise.
“Licensed Patents” mean the Licensed Patents listed in Section 5.9 of the Disclosure Schedule.
“LLC Agreement” has the meaning set forth in the recitals.
“Losses” mean any and all damages, losses, Taxes, Liabilities, claims, judgments, penalties, costs and expenses, including reasonable attorneys’ fees and litigation expenses.
“Master Services Agreement” means the CTI Master Services Agreement and the Spectrum Master Services Agreement, collectively, or as the context may require, any one of them.

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“Material Adverse Effect” means a change, circumstance or effect that, individually or in the aggregate with all such other changes, circumstances or effects, has a material adverse effect on either (i) the Conveyed Assets taken as a whole, or (ii) the Product business, taken as a whole, that in either case would be reasonably estimated or quantified, individually or collectively with any such other adverse effects; provided, however, for purposes of determining whether a Material Adverse Effect has occurred, changes, circumstances and effects caused by or relating to the following shall be disregarded (provided, further, that the underlying facts, circumstances and causes of the following, in and of themselves, shall not be excluded from such determination) if and to the extent they do not disproportionately affect the Conveyed Assets or the Product business when compared to similarly situated businesses: (i) changes in conditions generally affecting (A) the healthcare or biotechnology industry or (B) the United States or world economy or securities markets; (ii) the execution or announcement of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, including any loss of employees, suppliers or customers resulting therefrom; (iii) changes in any Governmental Rule or generally accepted accounting principles or interpretations thereof; or (iv) any act of civil unrest, war or terrorism.
“Membership Interest” has the meaning set forth in the recitals.
“Net Sales” means, with respect to the applicable calendar year, the total amount invoiced by the Company or any of its assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates) for sales of the Product or Finished US Goods, or any portion of any of the foregoing, to third parties in bona fide arm’s length transactions less the following deductions, in each case related specifically to the Product or Finished US Goods, or any portion of any of the foregoing, as applicable, and actually taken by such third parties and not otherwise recovered or reimbursed to Buyer or any of its direct or indirect Affiliates, assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates): (i) the actual cost of such Product or Finished US Goods, or any portion of any of the foregoing, paid to BIIB pursuant to the Supply Agreement; (ii) credits or refunds for actual returns of such Product or Finished US Goods, or any portion of any of the foregoing; (iii) Rebates for the purchase of such Product or Finished US Goods, or any portion of any of the foregoing; (iv) sales, use or similar Taxes directly related to the sale of such Product or Finished US Goods, or any portion of any of the foregoing, but only to the extent added to the sales price and separately set forth as such in the total invoiced amount; and (v) freight, packing and handling charges to the extent directly related to the sale of such Product or Finished US Goods, or any portion of any of the foregoing, but only to the extent added to the sales price and separately set forth as such in the total invoiced amount. The gross invoiced amounts referred to in the foregoing sentence exclude amounts invoiced among the Company, its Affiliates and its licensees for quantities of Product or Finished US Goods, or any portion of any of the foregoing, for resale (i.e., where the resale is included in the amount of Net Sales). If any of the Product or Finished US Goods, or any portion of any of the foregoing, is ever sold for compensation other than cash or in a transaction which is not arm’s length, or if Product or Finished US Goods, or any portion of any of the foregoing, would otherwise reach patients or end-users without a sale thereof being included in the calculation of the Net Sales Amount (other than pursuant to any clinical trial, commercially reasonable sampling program, compassionate use program or the like), then the then-current gross list price of such Product or Finished US Goods, or any applicable portion of any of the foregoing, shall be used in calculating, for the quantities at issue, the amount of Net Sales.

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“Non-Assignable Asset” has the meaning set forth in Section 3.7(b).
“OIG-HHS” means the Office of Inspector General of the United States Department of Health and Human Services.
“Patent Assignment” means the patent assignment to be executed and delivered by CTI at the Closing substantially in the form of Exhibit F.
“Patents” mean all United States patents and patent applications, including reissues, divisions, continuations, continuations-in-part and extensions thereof and reexamination certificates therefor.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.
“Post-BLA Clinical Trial Records” mean all final reports and other material records for clinical studies with respect to the Product in the United States, but in each instance only to the extent: (i) in existence as of the Closing Date; (ii) readily within the possession of, and controlled and transferable by, CTI or any of CTI’s Affiliates; and (iii) relating to any study that commenced after February 19, 2002.
“Post-Closing Liabilities” has the meaning set forth in Section 3.6(a).
“Pre-Closing Liabilities” has the meaning set forth in Section 3.6(b).
“Pre-Paid Expenses” has the meaning set forth in Section 3.6(b).
“Product” means ibritumomab tiuxetan and related compounds for other indications in all of their respective pharmaceutical applications, including, without limitation, the pharmaceutical product currently marketed and sold as ZEVALIN® (Ibritumomab Tiuxetan), consisting of Indium-111 Ibritumomab Tiuxetan and Yttrium-90 Ibritumomab Tiuxetan, each as more particularly defined in the Supply Agreement.
“Product Data” means all data and other information (clinical, laboratory, sales, marketing, financial, customer, regulatory, research, pricing, contracting history, manufacturing, distribution and other data and information) exclusively related to any pharmacological use of the Product, in each case wherever located and whether held by CTI or third parties, that is owned by CTI or CTI’s Affiliates.
“Product Domain Names” means all Internet domain names (URLs) related exclusively to the Product or the Commercialization, including those listed on Section 5.9 of the Disclosure Schedule.

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“Product Intellectual Property” means: (i) the Product Domain Names; (ii) the Product Patents; (iii) the Product Trade Dress; (iv) the Product Trademarks; and (v) the Sublicensed Patent Rights.
“Product Inventory” means all commercial, clinical and other inventory, in each case with respect to the Product, that is owned by CTI or CTI’s Affiliates as of the Closing Date, wherever located and whether held by CTI or third parties, including all raw materials, work in process, samples, packaging, supplies, and purchased goods with respect to the Product, and any and all rights to sell and market the same.
“Product Inventory Letter Agreement” means the Product Inventory Letter Agreement to be dated as of the Closing Date by and between CTI and the Company, in the form attached hereto as Exhibit I.
“Product Marketing Materials” mean all sales training, marketing and other promotional materials used exclusively with respect to the Product by CTI or any of CTI’s Affiliates, but in each instance only to the extent in existence as of the Closing Date and readily within the possession or control of CTI or any of CTI’s Affiliates.
“Product Patents” means all United States patents and patent applications related exclusively to the Product, including those listed in Section 5.9(j) of the Disclosure Schedule, and including reissues, divisions, continuations, continuations-in-part and extensions thereof and reexamination certificates therefor.
“Product Trade Dress” means the current trade dress of the Product, but excluding CTI Trade Dress.
“Product Trademarks” means all Trademarks related exclusively to the Product or the Commercialization, including those listed in Section 5.9 of the Disclosure Schedule.
“Product Toll-Free Number” means the 1-866-298-8433 telephone number.
“Purchase Price” has the meaning set forth in Section 3.1.
“Rebates” mean all payments, rebates, reimbursements, administrative fees or chargebacks due (i) under any state or federal program in the United States (including Medicaid) or (ii) to customers in the United States under any private party managed care Contract or under any other Contract or program of any nature whatsoever with private Persons.
“Regulatory Applications/Approvals” mean Biologics License Application No. 125019, as initially approved by the FDA on February 19, 2002, and in each case all supplements, amendments and revisions thereto (including, without limitation, the supplemental Biologics License Application submitted by CTI to the FDA on or about October 2, 2008), whether approved or not, together with all supporting documents and clinical studies referenced in any such applications and relating exclusively to the Product and all annual reports and postmarketing fifteen (15)-day alerts submitted since the most recent such annual report with respect thereto, but in each instance only to the extent: (i) in existence as of the Closing Date; and (ii) in the possession of, and controlled and transferable by, CTI or any of CTI’s Affiliates.

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“Regulatory Files” mean (i) all adverse event reports and other data, information and materials relating to adverse experiences exclusively with respect to the Product and (ii) all material correspondence between CTI or any of CTI’s Affiliates, on the one hand, and any Governmental Entity, on the other hand, relating exclusively to the Product, including any safety reports or updates, complaint files and product quality reviews, but in each instance only to the extent: (x) in existence as of the Closing Date; and (y) in the possession or control of CTI or any of CTI’s Affiliates.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
“Security Agreement” means (i) the Security Agreement dated as of December 21, 2007, as amended to date, by and between CTI and BIIB, or (ii) the Security Agreement by and between CTI or Spectrum on the one hand and BIIB on the other hand to be entered into in connection with the BIIB Consent.
“Spectrum Indemnified Parties” has the meaning set forth in Section 11.2(a).
“Spectrum Master Services Agreement” means the Master Services Agreement to be dated as of the Closing Date by and between the Company and Spectrum, substantially in the form attached hereto as Exhibit G.
“Spectrum Pledge Agreement” has the meaning set forth in Section 2.2.
“Sublicensed Patent Rights” mean the rights of CTI or any of CTI’s Affiliates to Patents under the Sublicensed Patent Rights Agreements, but solely to the extent that such rights relate to the development, manufacture or sale of the Product in the United States where such Product will only be sold to, or used by, end-users in the United States.
“Sublicensed Patent Rights Agreements” mean those certain license agreements to which CTI or any of CTI’s Affiliates is a party or sublicensee listed in Section 5.9 of the Disclosure Schedule.
“Supply Agreement” means the Supply Agreement dated as of December 21, 2007, as amended to date, by and between CTI and BIIB.
“Tax” or “Taxes” means all domestic and foreign taxes and assessments, including all interest, penalties and additions with respect thereto.
“Tax Return” means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

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“Third Party Claim” has the meaning set forth in Section 11.7(b).
“Threshold Amount” has the meaning set forth in Section 11.2(b)(i).
“Trademark Assignment” means the trademark assignment to be executed and delivered by CTI at the Closing substantially in the form of Exhibit H.
“Trademarks” mean all United States trademarks, trade names, brand names, logotypes, symbols, service marks, Internet domain names and the goodwill of the business symbolized thereby, including registrations and applications for registrations thereof and all renewals, modifications and extensions thereof.
“Transaction Documents” mean this Agreement, the Contract Assignment and Assumption Agreement, the General Assignment and Assumption Agreement, the General Assignment and Bill of Sale, the Trademark Assignment, the Patent Assignment, the CTI Master Services Agreement, the Spectrum Master Services Agreement, the Product Inventory Letter Agreement, the LLC Agreement, the Spectrum Pledge Agreement and the CTI Pledge Agreement.
“United States” means the United States of America, together with all of its territories and possessions, and the Commonwealth of Puerto Rico.
“USPTO” means the United States Patent and Trademark Office.
Section 1.2. Interpretation.
(a) When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.
(c) All references to any introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to the introductory paragraph, recitals, Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise specifically set forth herein.
(d) This Agreement shall be deemed drafted jointly by the Company, CTI and Spectrum, and shall not be specifically construed against either party based on any claim that such party or its counsel drafted this Agreement.
Section 1.3. Currency. All currency amounts referred to in this Agreement are in United States Dollars unless otherwise specified.

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ARTICLE II
SALE AND ISSUANCE OF MEMBERSHIP INTEREST TO SPECTRUM
Section 2.1. Sale and Issuance to Spectrum. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Spectrum shall purchase and subscribe to, and the Company shall sell and issue to Spectrum, a fifty percent (50%) Membership Interest in the Company, for the aggregate subscription price equal to (i) Fifteen Million Dollars ($15,000,000), of which Seven Million Five Hundred Thousand Dollars ($7,500,000) shall be paid to the Company by wire transfer of immediately available funds at the Closing and Seven Million Five Hundred Thousand Dollars ($7,500,000) shall be paid by issuance of the Promissory Note, in the form attached hereto as Exhibit J (the “Promissory Note”), by Spectrum in favor of the Company at the Closing, which Promissory Note shall mature and be due in full on January 5, 2009, (ii) cash in the amount equal to the Milestone Payments (as defined below), which shall be paid, if and when due, in accordance with Section 3.2 hereof and (iii) cash in the amount of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) payable with respect to certain assumed liabilities of CTI (the aggregate of (i), (ii) and (iii) is hereinafter referred to as the “Subscription Price”).
Section 2.2. Pledges of Membership Interests. To secure certain obligations of Spectrum (including the performance of the obligations under the Promissory Note), Spectrum shall pledge its full Membership Interest to CTI pursuant to the terms and conditions of Spectrum Pledge Agreement, in the form attached hereto as Exhibit K-1 (the “Spectrum Pledge Agreement”). To secure certain obligations of CTI, CTI shall pledge its full Membership Interest to Spectrum pursuant to the terms and conditions of the CTI Pledge Agreement, in the form attached hereto as Exhibit K-2 (the “CTI Pledge Agreement”).
ARTICLE III
SALE AND CONTRIBUTION OF CONVEYED ASSETS BY CTI
Section 3.1. Sale and Purchase of Conveyed Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, CTI shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase, acquire and accept, all right, title and interest of CTI in and to the Conveyed Assets (as defined in Section 3.6), for and in consideration of (i) an amount aggregating approximately Forty-One Million Five Hundred Thousand Dollars ($41,500,000), consisting of (A) Fifteen Million Dollars ($15,000,000), of which Seven Million Five Hundred Thousand Dollars ($7,500,000) shall be paid by the Company to CTI on the Closing Date and Seven Million Five Hundred Thousand Dollars ($7,500,000) shall be paid by the Company to CTI on January 5, 2009, (B) the Milestone Payments (as defined below), (C) the [***] Payment (as defined below) of up to Three Million Three Hundred Thousand Dollars ($3,300,000), and (D) the BIIB Consent Payment (as defined below) of approximately Eight Million Two Hundred Thousand Dollars ($8,200,000) (collectively, the “Cash Purchase Price”), and (ii) the sale and issuance of a fifty percent (50%) Membership Interest in the Company to CTI (the “Equity Purchase Price,” and, together with the Cash Purchase Price, the “Purchase Price”), which Membership Interest shall be issued to CTI at the Closing. The Company shall use the Subscription Price to fund and satisfy the applicable portion of the obligation to pay the Cash Purchase Price.

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Section 3.2. Milestone Payments. In accordance with Section 3.1 above, as additional contingent consideration for the Conveyed Assets, the Company shall pay to CTI up to the maximum amount of Fifteen Million Dollars ($15,000,000), upon satisfaction of certain financial milestones, as follows: if the Company achieves the amount of Net Sales set forth in the left column below in any given calendar year, (i) Spectrum shall deliver to the Company the portion of the Subscription Price equal to the amount of the Milestone Payment when due and owing under this Section 3.2(ii), and (ii) the Company shall pay to CTI the amount set forth in the corresponding right column below (each a “Milestone Payment” and collectively, the “Milestone Payments”):

Net Sales		Milestone Payment
$	[***]	$	[***]
$	[***]	$	[***]
$	[***]	$	[***]

Total			$15,000,000

For avoidance of doubt, Net Sales shall not be cumulative from year to year and shall be viewed only on an annual basis. In a given year, one or more of the Milestone Payments may become due and owing (i.e., if the Company achieves $[***] or more in Net Sales in year one, then the full $15,000,000 shall become due and owing subject to the terms hereof), except that the Milestone Payments shall be paid in three installments such that the Company shall not be obligated to deliver more than one Milestone Payment in any given calendar year. As soon as reasonably practicable, but within thirty (30) days following the end of each calendar quarter, the Company shall determine the year-to-date Net Sales achieved (which determination shall be approved by at least a majority of the Company’s Board of Managers). If it is determined that a Net Sales milestone or milestones have been achieved, the applicable Milestone Payment shall be paid within forty-five (45) days following the end of the quarter in which the milestone is achieved, and if more than one milestone has been achieved, the first Milestone Payment shall be paid in accordance with the foregoing clause, and the subsequent Milestone Payment (even though earned) shall be paid in the following calendar year as determined by the Company, but in no event later than the one year anniversary of the date on which the immediately preceding Milestone Payment has been paid to CTI. The deferral of the payment of a Milestone Payment is for purposes of determining the timing of payment only and shall in not way affect the Company’s obligation (nor Spectrum’s obligation to deliver the corresponding portion of the Subscription Price to the Company) to pay the Milestone Payment. No interest or other fees or charges shall be due or payable in connection with the deferral of the payment of any Milestone Payment in accordance with the terms hereof. There shall be no time limitation by which the Milestone Payments must be achieved. Each Milestone Payment may be earned only once (i.e., for the avoidance of doubt, if the Company achieves Net Sales of $[***] in year one and is paid the corresponding Milestone Payment, then CTI will not be entitled to another Milestone Payment unless and until the Company achieves Net Sales of $[***] or $[***], as the case may be, in a subsequent calendar year).

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Section 3.3. Allocation of Purchase Price. The Purchase Price shall be allocated among the Conveyed Assets as of the Closing Date in accordance with any Governmental Rule and as otherwise agreed upon in writing by the parties. The Company, CTI and Spectrum each agree to (i) report (and to cause its respective Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with any Governmental Rule and with the terms of this Agreement (including the allocation agreed upon in writing by the parties) and (ii) not to take any position inconsistent therewith in any Tax Return, in any Tax refund claim, in any litigation or otherwise. For Tax purposes, the Company and CTI each agree to treat the transfer of the Conveyed Assets to the Company in part as a sale of the Conveyed Assets to the Company and in part as a contribution of the Conveyed Assets to the Company under Section 721 of the Internal Revenue Code (and comparable provisions of state and local Tax laws).
Section 3.4. Transfer Taxes. All transfer, sales, value added, stamp duty and similar Taxes payable in connection with the transactions contemplated hereby, to the extent payable to any Governmental Entity, shall be borne by the Company. Notwithstanding the foregoing, the Company and CTI shall each be obligated for any Taxes to the extent payable or assessed based upon the income or worth of such party.
Section 3.5. Conveyed Assets.
(a) “Conveyed Assets” means the following properties, assets and rights of CTI, including all right, title and interest of CTI therein:
(i) the Assigned Contracts;
(ii) the Books and Records;
(iii) the Post-BLA Clinical Trial Records;
(iv) the Product Domain Names;
(v) the Product Marketing Materials;
(vi) the Product Patents;
(vii) the Sublicensed Patent Rights;
(viii) the Product Toll-Free Number;
(ix) the Product Trade Dress;
(x) the Product Trademarks;
(xi) the Regulatory Applications/Approvals;
(xii) the Regulatory Files;
(xiii) the Product Data;
(xiv) all goodwill associated with the Product in the United States;

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(xv) any “Purchased Asset” (as such term is defined in the CTI/BIIB Asset Purchase Agreement) that CTI purchased from BIIB under the CTI/BIIB Asset Purchase Agreement, but not otherwise covered by items (i) through (xiv) above;
(xvi) all unfilled Customer Orders as of the Closing Date (i.e., Customer Orders to the extent that (A) the Finished US Goods at issue have not been shipped to the applicable customer as of the Closing Date, and (B) the Company (rather than CTI or any of its Affiliates) would be paid by the applicable customer after shipment by the Company following the Closing Date), a list of which shall be provided to the Company within ten (10) Business Days after the Closing Date; provided that all Rebates and royalties associates with any such Customer Orders shall be obligations of the Company; and
(xvii) all properties, assets and rights of CTI or any of CTI’s Affiliates (including any properties, assets and rights that are owned, licensed or controlled by CTI or any of CTI’s Affiliates), whether or not set forth above, that are exclusively related to, used or held for use in connection with the Product or the Commercialization.
(b) Notwithstanding the foregoing, or any other provision herein to the contrary, Spectrum, the Company and CTI expressly agree and acknowledge that the Conveyed Assets shall not include any of the following (collectively, the “Excluded Assets”):
(i) the Product Inventory;
(ii) the right to sue under any of the Conveyed Assets for events or circumstances occurring prior to the Closing Date;
(iii) the Excluded Intellectual Property;
(iv) refunds or claims for refunds with respect to Taxes paid or to be paid by CTI with respect to any Tax period ending on or prior to the Closing Date (or the portion of any Tax period through the Closing Date in the case of any Tax period beginning before and ending after the Closing Date);
(v) all machinery and equipment owned by, licensed to or controlled by CTI or CTI’s Affiliates, wherever located and whether held by CTI or third parties, and all other personal property owned by, licensed to or controlled by CTI or CTI’s Affiliates; and
(vi) all properties, assets and rights of CTI or any of CTI’s Affiliates other than the Conveyed Assets.
Notwithstanding anything herein to the contrary, the Product Inventory shall be transferred from CTI to the Company after the Closing subject to and as set forth in the Product Inventory Letter Agreement.
(c) The Company acknowledges and agrees that CTI and any of CTI’s Affiliates may retain (and be entitled to use the information in) copies of any or all parts of the documentation that CTI or any of CTI’s Affiliates deliver to the Company hereunder or that otherwise constitute Conveyed Assets: (i) for archival purposes; (ii) to fulfill or otherwise dispose of any of the Pre-Closing Liabilities; or (iii) for use in connection with any pending or threatened Action.

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Section 3.6. Pre-Closing and Post-Closing Liabilities. Except as otherwise expressly provided in this Agreement,
(a) The Company, and not CTI or any of its Affiliates, shall be liable, as between CTI and its Affiliates on the one hand and the Company and its Affiliates on the other hand, for any and all Liabilities and Actions to the extent arising in connection with the Commercialization, the Conveyed Assets or any acts or omissions of the Company or any of its direct or indirect Affiliates, assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates) related thereto from and after the Closing Date, including Assumed Contractual Obligations (collectively, the “Post-Closing Liabilities,” as further illustrated by subsection (c) below); provided, however, that Post-Closing Liabilities shall specifically not include any purchase orders for materials delivered to or on behalf of CTI prior to the Closing Date or any Rebates to be paid on Product sales made prior to the Closing Date; provided, further, that notwithstanding anything in this Agreement to the contrary, the Company shall assume and be liable for only up to a maximum of Three Million Three Hundred Thousand Dollars ($3,300,000) of aggregate liabilities of CTI with respect to [***] (any such liability, the “[***] Payment”).
(b) CTI, and not the Company or any of its Affiliates, shall be liable, as between the Company and its Affiliates on the one hand and CTI and its Affiliates on the other hand, for any and all Liabilities and Actions to the extent arising in connection with the Commercialization, the Conveyed Assets or any acts or omissions of CTI or any of its direct or indirect Affiliates, assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates) related thereto up to the Closing Date (other than any Liabilities or Actions arising prior to December 21, 2007 if and to the extent they relate exclusively to the Product, including any matters subject to indemnification by BIIB, in favor of the Company (as assignee of CTI), pursuant to any Assigned Contracts to which BIIB is a party) (collectively, the “Pre-Closing Liabilities,” as further illustrated by subsection (c) below), and the Company will not assume or be responsible for any Pre-Closing Liabilities; provided, however, that (i) any purchase orders for materials delivered to or on behalf of CTI prior to the Closing Date, (ii) any Rebates to be paid on Product sales made prior to the Closing Date, and (iii) the expenses pre-paid by CTI set forth on Schedule 3.6(b) (the “Pre-paid Expenses”), which Pre-paid Expenses are exclusively related to, used or held for use in connection with the Product or the Commercialization, shall also be specifically included in Pre-Closing Liabilities (but the portion of any such Pre-paid Expenses relating to periods from or after the Closing (or for benefits to be received by the Company (e.g. convention booths) after the Closing) shall be reimbursed by the Company to CTI); provided, further, for the avoidance of doubt, that notwithstanding anything herein to the contrary, that all accounts payable of CTI for the Product Inventory shall be considered Pre-Closing Liabilities for the purposes of this Agreement.

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(c) For the avoidance of doubt, by way of example, the Post-Closing Liabilities shall include any Liabilities and Actions to the extent arising in connection with any quantities of Product sold (or in the alternative, if Product at issue was not sold, then administered to or taken by a patient) in the United States after the Closing Date, and the Pre-Closing Liabilities shall include any Liabilities and Actions to the extent arising in connection with any quantities of Product sold (or in the alternative, if Product at issue was not sold, then administered to or taken by a patient) from December 21, 2007 up to the Closing Date. It is hereby acknowledged that an Action initiated by a patient taking Product in the United States both before and after the Closing may involve both Pre-Closing Liabilities and Post-Closing Liabilities, in which event the parties shall cooperate with one another to determine and implement an appropriate strategy for defending against any related Actions.
(d) The Company expressly does not assume and shall not be liable to pay, perform or discharge, any liability, obligation, or commitment whatsoever of CTI or CTI’s Affiliates (or otherwise relating to the Product or the Commercialization) other than the Post-Closing Liabilities. All liabilities, obligations and commitments other than the Post-Closing Liabilities are referred to herein as the “Excluded Liabilities.” CTI shall pay, perform and discharge when due, all of the Excluded Liabilities. Without limitation of the foregoing, the term “Excluded Liabilities” includes the following liabilities, obligations and commitments, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable, or otherwise (and whether due or to become due) and, unless otherwise expressly provided herein, whenever rising:
(i) any liabilities, obligations or commitments relating to or arising out of the Excluded Assets;
(ii) any liabilities, obligations or commitments of CTI or any of CTI’s Affiliates for Taxes attributable to any period (or portion thereof) ending on or prior to the Closing Date, including without limitation any Taxes which are not due or assessed until after the Closing Date but which are attributable to any period (or portion thereof) ending on or prior to the Closing Date;
(iii) any liabilities, obligations or commitments with respect to any employees or contractors of CTI or any of CTI’s Affiliates, including without limitation any accrued compensation, benefits or other compensation arrangement of CTI or any of CTI’s Affiliates;
(iv) any liabilities, obligations or commitments with respect to any employee benefit plan or similar arrangement of CTI or any of CTI’s Affiliates;
(v) any liabilities, obligations or commitments to any present or former stockholders of CTI;
(vi) any liabilities, obligations or commitments of CTI under this Agreement or any of the other Transaction Documents;

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(vii) except as otherwise expressly provided herein, any liabilities or obligations of CTI or any of CTI’s Affiliates to third parties and claims from third parties to the extent based on circumstances existing on or prior to the Closing Date or the conduct of the Commercialization to the extent such conduct occurred on or prior to the Closing Date;
(viii) any liabilities, obligations or commitments of CTI or any of CTI’s Affiliates for funded indebtedness; and
(ix) any liabilities, obligations or commitments of CTI or any of CTI’s Affiliates arising from the Commercialization, their ownership of the Conveyed Assets or otherwise on or prior to the Closing Date.
Section 3.7. Third Party Consents; Non-Assignable Assets.
(a) The parties hereto acknowledge and agree that the consent of BIIB under each of the Assigned Contracts between CTI and BIIB, as identified on Section 5.8 of the Disclosure Schedule, will be the only Assignment Consent required to be obtained as of the Closing (collectively, the “BIIB Consent”), and the Company shall pay all fees, costs and other charges paid or payable to BIIB in connection with its consent to the assignment of the Assigned Contracts or otherwise related to the transactions contemplated under this Agreement (collectively, the “BIIB Consent Payment”).
(b) Notwithstanding anything herein to the contrary, if any of the Assigned Contracts, the Regulatory Applications/Approvals or other Conveyed Assets are not assignable or transferrable (each a “Non-Assignable Asset”) without the consent of, notice to, waiver by, or, in the case of any applicable sublicense agreement, the receipt of a substantially equivalent sublicense agreement from, a third party, including any Governmental Entity (each an “Assignment Consent”), either as a result of the provisions thereof or applicable Governmental Rules, and any of such Assignment Consents are not obtained by CTI prior to the Closing, in either case this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Assets, and the Company shall not assume CTI’s rights or obligations under such Non-Assignable Assets, until and unless the Assignment Consent is obtained after the Closing.
(c) Each of the Company, CTI and Spectrum shall use reasonable best efforts to obtain all other Assignment Consents to Non-Assignable Assets, on terms reasonably acceptable to (and approved in advance by) the Company, as soon as practicable after the Closing, and upon receipt of an Assignment Consent, the applicable Non-Assignable Asset shall be assigned, transferred and conveyed to the Company and otherwise give effect to the transactions contemplated hereby. Any and all costs or expenses incurred in connection with obtaining the Assignment Consent or otherwise transferring the Non-Assignable Asset to the Company shall be borne by the Company. After the Closing and until the applicable Assignment Consent is obtained, CTI shall cooperate with the Company in commercially reasonable arrangements as mutually agreed upon and designed to provide the Company with all of the benefits and burdens of the applicable Non-Assignable Assets that would be assigned to or assumed by the Company if the applicable Assignment Consents had been obtained prior to or as of the Closing, provided all costs and expenses in connection therewith shall be borne by the Company and reimbursed to CTI (assuming that the Company also receives the full benefit associated with any such costs and expenses).

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ARTICLE IV
CLOSING
Section 4.1. Closing Date. The closing of the transactions contemplated under Section 2.1 for the sale and issuance of the Membership Interest to Spectrum and Section 3.1 for the sale and transfer of the Conveyed Assets by, and the sale and issuance of the Membership Interest to, CTI (the “Closing”) shall take place as soon as practicable on or after the date hereof, subject to and conditioned upon the due satisfaction or waiver of all of the conditions to each party’s obligations under Article IX, and the delivery of each of the deliverables identified in Section 4.2 hereof, at the offices of Orrick, Herrington & Sutcliffe, LLP, 405 Howard Street, The Orrick Building, San Francisco, California 94105, or at such other date or place as may be mutually agreed to by Company, CTI and Spectrum (such date of the Closing being the “Closing Date”).
Section 4.2. Closing Deliverables.
(a) At the Closing, CTI shall fulfill the following obligations:
(i) CTI shall have executed and delivered to the Company and Spectrum each of the Transaction Documents to which it is to be a party, each in the form attached hereto.
(ii) CTI shall have caused the delivery to the Company and Spectrum the legal opinion of Orrick, Herrington & Sutcliffe LLP, outside legal counsel to CTI, substantially in the form attached hereto as Exhibit L (the “Orrick Legal Opinion”).
(iii) CTI shall have received (and delivered copies to the Company and Spectrum) the BIIB Consent and all related agreements in connection therewith, each of which shall be in a form satisfactory to CTI and Spectrum in their respective sole and absolute discretions.
(iv) CTI shall have delivered to the Company an initial capital contribution of One Million Eight Hundred Thousand Dollars ($1,800,000), in accordance with the LLC Agreement.
(b) At the Closing, Spectrum shall fulfill the following obligations:
(i) Spectrum shall have executed and delivered to the Company and CTI each of the Transaction Documents to which it is to be a party, each in the form attached hereto.
(ii) Spectrum shall have caused the delivery to the Company and CTI (a) the legal opinion of Bingham McCutchen LLP, outside legal counsel to Spectrum, substantially in the form attached hereto as Exhibit M-1 (the “BM Legal Opinion”), and (b) the legal opinion of in-house legal counsel to Spectrum, substantially in the form attached hereto as Exhibit M-2 (the “SPPI Legal Opinion”).

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(iii) Spectrum shall pay and deliver to the Company Seven Million Five Hundred Thousand Dollars ($7,500,000), constituting a portion of the Subscription Price, by wire transfer of immediately available funds to a bank account designated in writing by the Company.
(iv) Spectrum shall have executed and delivered to the Company the Promissory Note.
(v) Spectrum shall have delivered to the Company an initial capital contribution of One Million Eight Hundred Thousand Dollars ($1,800,000), in accordance with the LLC Agreement.
(c) At the Closing, the Company shall fulfill the following obligations:
(i) The Company shall have executed and delivered to CTI and Spectrum each of the Transaction Documents to which it is to be a party, each in the form attached hereto.
(ii) The Company shall pay and deliver to CTI Seven Million Five Hundred Thousand Dollars ($7,500,000), constituting a portion of the Purchase Price, by wire transfer of immediately available funds to a bank account designated in writing by CTI.
(iii) The Company shall issue to each of CTI and Spectrum a fifty percent (50%) Membership Interest in the Company, in accordance with the LLC Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CTI
CTI hereby represents and warrants to the Company and Spectrum, except as set forth on the Disclosure Schedule, as follows:
Section 5.1. Organization.
(a) CTI is a corporation duly organized and validly existing under the laws of the State of Washington. CTI has the requisite power and authority to own or license the Conveyed Assets and to carry on its business with respect to the Product as currently conducted.
(b) CTI is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business with respect to the Product or the Conveyed Assets conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not, and could not reasonably be expected to, have a Material Adverse Effect.

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Section 5.2. Authority; Execution and Delivery. CTI has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by CTI and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by CTI. This Agreement and the other Transaction Documents have been duly executed and delivered by CTI and, assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Company and by Spectrum, will constitute the legal, valid and binding obligation of CTI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at law. No vote or approval of CTI’s stockholders is required in connection with CTI’s execution, delivery and performance of its obligations under this Agreement, including its consummation of the transactions contemplated hereby. CTI’s board of directors has determined that the transactions contemplated hereunder and under the other Transaction Documents, including the sale of the Conveyed Assets by CTI to the Company and entering into the LLC Agreement with Spectrum, upon the terms and subject to the conditions set forth in this Agreement, are fair to and in the best interests of CTI.
Section 5.3. No Violation; Consents.
(a) The execution and delivery of this Agreement or any of the other Transaction Documents by CTI does not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof by CTI will not: (i) violate any Governmental Rule to which CTI is subject; (ii) breach or violate any provision of the certificate of incorporation or bylaws of CTI; (iii) conflict with any Assigned Contract (other than a Contract identified in Section 5.8 of the Disclosure Schedule that is a Non-Assignable Asset, but only with respect to any assignment or transfer restrictions set forth therein), except for such violations or conflicts which would not, and could not reasonably be expected to, have a Material Adverse Effect, materially interfere with CTI’s performance of its obligations hereunder, or materially interfere with the Company’s or its Affiliates’ ability to develop, market, sell and distribute the Product in the United States; or (iv) require any approval, authorization, notice, consent, license, exemption, filing or registration with any Person, except for such approvals, authorizations, notices, consents, licenses, exemptions, filings or registrations which have been obtained or made, or which will be obtained or made in accordance with the provisions of Section 3.7, or which, if not obtained or made, would not, and could not reasonably be expected to, have a Material Adverse Effect or materially interfere with CTI’s performance of its obligations hereunder.
(b) Section 5.3(b) of the Disclosure Schedule includes an accurate and complete list of all material Conveyed Assets (including, without limitation, Assigned Contracts) that (in connection with the execution and delivery of this Agreement or any of the Transaction Documents by CTI, or CTI’s consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof) requires approval, authorization, notice, consent, license, exemption, filing or registration with any Person.

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Section 5.4. Title to and Sufficiency of Conveyed Assets.
(a) CTI has good and valid title to, or holds a license to, each of the Conveyed Assets, as the case may be, free and clear of all Encumbrances other than in connection with BIIB’s security interest in the Conveyed Assets pursuant to the Security Agreement and imperfections of title or other Encumbrances that, individually and in the aggregate with other such imperfections or other such Encumbrances, would not, and could not reasonably be expected to, have a Material Adverse Effect. At the Closing, CTI will sell, assign, transfer, convey and deliver to the Company good and valid title to each of the Conveyed Assets (other than the Non-Assignable Assets) free and clear of all Encumbrances other than in connection with BIIB’s security interest in the Conveyed Assets pursuant to the Security Agreement and imperfections of title or other Encumbrances that, individually or in the aggregate with other such imperfections or other such Encumbrances, would not, and could not reasonably be expected to, have a Material Adverse Effect. At the time of transfer of each Non-Assignable Asset from CTI to the Company in accordance with the terms hereof upon the receipt of the applicable Assignment Consent, CTI will sell, assign, transfer, convey and deliver to Company good and valid title to each such Non-Assignable Asset free and clear of all Encumbrances other than in connection with BIIB’s security interest in the Non-Assignable Asset pursuant to the Security Agreement and imperfections of title or other Encumbrances that, individually or in the aggregate with other such imperfections or other such Encumbrances, would not, and could not reasonably be expected to, have a Material Adverse Effect. CTI has not sold, assigned or otherwise transferred or conveyed to any third party (including, without limitation, any Affiliate of CTI), any material “Purchased Asset” (as such term is defined in the CTI/BIIB Asset Purchase Agreement), other than sales of Product inventory and the collection of accounts receivable, in each case in the ordinary course of business.
(b) Assuming that all Assignment Consents with respect to all Non-Assignable Assets are obtained, and giving effect to this Agreement (including, without limitation, Section 3.7 hereof), the Master Service Agreements and the other Transaction Documents, to the Knowledge of CTI, the Conveyed Assets will include all the assets necessary to permit the Company to continue as of such date the Commercialization and the development, marketing, sale and distribution of the Product in the United States in a manner equivalent in all material respects to the manner as the same are being conducted by CTI on the date of this Agreement and in compliance with all applicable Governmental Rules.
(c) Except as set forth in Section 5.4(c) of the Disclosure Schedule, there are no pending, or to the Knowledge of CTI potential, indemnification claims under the BIIB/CTI Asset Purchase Agreement, and no such indemnification claims have been made. No Material Adverse Effect has occurred with respect to the Conveyed Assets or the Product since December 21, 2007.
Section 5.5. Litigation. There is no Action pending or, to the Knowledge of CTI, threatened against CTI or any of CTI’s Affiliates relating to the Conveyed Assets or the Product, that would, or could reasonably be expected to, materially interfere with CTI’s performance of its obligations hereunder or under the other Transaction Documents, that otherwise challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement or the other Transaction Documents, or materially adversely affect the Product or the Commercialization.

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Section 5.6. Regulatory Issues. CTI made available or has delivered to the Company (either in hard copy form, by electronic transmission or by posting on the electronic data room maintained by CTI in connection with the transactions contemplated hereby to which Spectrum has been granted access as of and prior to the date hereof) all material information related to the Regulatory Applications/Approvals. Since December 21, 2007, (i) neither CTI nor any of CTI’s Affiliates has received any written notice from, or to the Knowledge of CTI, been subject to any investigation of, any Governmental Entity regarding any material adverse findings relating to the Product or its pricing or promotion and (ii) there has not been and is not pending any occurrence of any product recall, market withdrawal or replacement or post-sale warning conducted by or on behalf of CTI or any of CTI’s Affiliates concerning the Product, whether voluntary or otherwise. Without in any way limiting the foregoing, CTI has provided the Company with access to the database maintained by CTI with respect to historical adverse experience reports relating to the Product. CTI, and to the Knowledge of CTI each other “Covered Person” (as such term is defined in the Integrity Agreement), has complied with the terms and conditions of the Integrity Agreement since the effective date thereof.
Section 5.7. Compliance with Laws. CTI is in compliance with all Governmental Rules in the United States (including the FFDCA) applicable to the Conveyed Assets or otherwise involving the Product in the United States, as the case may be, except where the failure to so comply would not, and could not reasonably be expected to, have a Material Adverse Effect. Since December 21, 2007, CTI has not has received any written, or to the Knowledge of CTI, any other notice, (i) of any asserted violation of any such Governmental Rules relating to the Conveyed Assets or otherwise involving the Product or (ii) that any material investigation or review by any Governmental Entity with respect to the Conveyed Assets or otherwise involving the Product is pending or is contemplated.
Section 5.8. Assigned Contracts. CTI has delivered to the Company (either in hard copy form, by electronic transmission or by posting on the electronic data room maintained by CTI in connection with the transactions contemplated hereby to which Spectrum has been granted access as of the date hereof) complete and correct copies of the Assigned Contracts constituting Conveyed Assets. To the Knowledge of CTI, each of the Assigned Contracts is valid and in full force and effect as of the Agreement Date. Except as would not, and could not reasonably be expected to, have a Material Adverse Effect, as of the Agreement Date, (i) to the Knowledge of CTI, no other party to any of the Assigned Contracts is in default under, or in breach of, such Assigned Contract or has provided any written notice to CTI of any intention to terminate such Assigned Contract and (ii) CTI has not received written notice that it is in default under, or in breach of, any Assigned Contract or provided written notice to any other party to any Assigned Contracts of any intention to terminate such Assigned Contract. Section 5.8 of the Disclosure Schedule (i) contains an accurate and complete list of all Assigned Contracts, including any amendments, supplements and modifications thereto, (ii) contains all Contracts to which CTI or any of CTI’s Affiliates are a party (including, without, limitation, as a successor in interest) or otherwise entitled to enforce the terms of, which are exclusively related to the Product or the Commercialization, and (iii) does not include any Contracts that are not exclusively related to the Product or the Commercialization.

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Section 5.9. Intellectual Property Rights.
(a) Except as would not, and could not reasonably be expected to, have a Material Adverse Effect, as of the Agreement Date, the Product Patents, the Licensed Patents and the Sublicensed Patent Rights include all Patents (or rights in Patents) filed with the USPTO that are owned by (or licensed to) CTI or any of CTI’s Affiliates and that would, to the Knowledge of CTI, be infringed by CTI or any of CTI’s Affiliates by developing, making, using, marketing, selling or distributing the Product (but only the Product) in the United States if any such Patent were owned by any other Person without a grant of rights to CTI or any of CTI’s Affiliates.
(b) With respect to any of the Product Patents for which CTI is a joint owner or co-owner, there are no restrictions by Contract between CTI or any of CTI’s Affiliates and the applicable joint owner or co-owner of such Product Patent on the exercise of the full scope of rights afforded CTI or any of CTI’s Affiliates as a joint owner or co-owner of such Product Patent.
(c) There are no claims pending or, to CTI’s Knowledge, threatened with regard to the ownership or licensing to or by CTI or any of CTI’s Affiliates of any of the Product Intellectual Property. Subject to any required third Person consents pursuant to a Contract indicated on Section 5.3 of the Disclosure Schedule, CTI and CTI’s Affiliates have the legal power to convey to the Company, as applicable, all of their ownership and license interests in the Product Intellectual Property.
(d) To the Knowledge of CTI, there is, and has been, no pending, decided or settled opposition, interference, reexamination, injunction or other Action directly affecting the Product Intellectual Property or the Licensed Patents (collectively, “IP Disputes”), nor, to the Knowledge of CTI, has any such IP Dispute been threatened in writing, challenging the legality, validity, enforceability or ownership of any Product Intellectual Property or any Licensed Patent.
(e) To the Knowledge of CTI, no Product Intellectual Property or Licensed Patent is subject to any outstanding injunction, judgment, order, decree, ruling charge, settlement or other disposition of any IP Dispute.
(f) To the Knowledge of CTI, there are no outstanding Actions asserted in writing against CTI or any of CTI’s Affiliates alleging that the development, manufacture, use, marketing, sale or distribution of the Product in the United States by CTI or any of CTI’s Affiliates infringes or misappropriates any intellectual property of any other Person.
(g) The Product Trademarks include all Trademarks filed with the USPTO owned by CTI or any of CTI’s Affiliates and used by CTI or any of CTI’s Affiliates exclusively in the use, marketing, sale and distribution of the Product in the United States.

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(h) Except as would not, and could not reasonably be expected to, have a Material Adverse Effect, all of the Product Patents and the Product Trademarks, and to the Knowledge of CTI the Licensed Patents, have been duly registered or filed with, and all necessary registration, maintenance and renewal fees with respect to such Patents and Trademarks have been paid to, the USPTO.
(i) The patent applications included among the Product Patents are pending and have not been abandoned and will continue to be timely prosecuted by CTI or CTI’s Affiliates through the Closing Date.
(j) Section 5.9 of the Disclosure Schedule contains an accurate and complete list of all Product Intellectual Property.
Section 5.10. Inventory. Section 5.10 of the Disclosure Schedule sets forth an accurate and complete list of all Product Inventory as of November 19, 2008. To the Knowledge of CTI, there has been no material change in the amount or merchantability of such Product Inventory from such date through the date hereof. All of the Product Inventory (i) is of good and merchantable quality, fit for the purpose for which it is intended, and saleable and useable in the ordinary course of business, (ii) is free of known defects and damage; (iii) is in quantities adequate and not excessive in relation to the circumstances of CTIs business with respect to the Product and consistent with CTI’s past inventory stocking practices; (iv) meets CTI’s current standards and specifications and those imposed by any applicable Governmental Rules; and (v) has a minimum expiry of no less than six (6) months after the date hereof.
Section 5.11. Sales and Expenses. Section 5.11 of the Disclosure Schedule sets forth (i) an accurate and complete schedule of sales volume by revenue and expenses related to the Product and the Commercialization for each month from January 1, 2008 through September 30, 2008, and (ii) an accurate and complete schedule of unit sales of the Product for the month of October 2008. Except as set forth in Section 5.11 of the Disclosure Schedule, as of the Closing, all obligations of CTI related to the Product and the Commercialization that are then due and payable by CTI will have been satisfied in full.
Section 5.12. Solvency. Upon and immediately following the Closing, after giving effect to all of the transactions contemplated by and in this Agreement (including the full payment of the Purchase Price payable at the Closing, and the full payment of the amount of the Promissory Note to CTI on January 5, 2009), CTI will not then be insolvent.
Section 5.13. Bulk Transfer Laws. No “bulk transfer” law or similar Governmental Rule of the State of Washington or the Commonwealth of Pennsylvania is applicable in connection with the sale of the Conveyed Assets to the Company pursuant to the terms hereof.
Section 5.14. No Brokers. Except as set forth in Section 5.14 of the Disclosure Schedule, CTI has not entered into any agreement, arrangement or understanding with any Person that will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

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Section 5.15. Independent Valuation. CTI has received a written valuation report from an independent valuation firm retained by CTI, dated as of the date of this Agreement, as to the value of the Conveyed Assets, as of the date hereof. The Purchase Price of the Conveyed Assets reflected in this Agreement is within the valuation range of the Conveyed Assets set forth in such report. Such report is the only valuation or similar third party report commissioned by CTI with respect to the valuation of the Conveyed Assets in connection with the transactions contemplated hereby or otherwise within the past six (6) months. All analyses prepared by CTI’s management related to the value of the Conveyed Assets (excluding for purposes of this sentence the valuation report from the independent valuation firm referenced above) have been shared with Spectrum or described to Spectrum in reasonable detail.
Section 5.16. Acknowledgement Regarding Transactions. CTI acknowledges and agrees that Spectrum is acting solely in the capacity of a good faith, arm’s length purchaser with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. CTI further acknowledges that Spectrum is not acting as a financial advisor or fiduciary of CTI (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and that any advice given by Spectrum or any of its representatives or agents in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Company’s purchase of the Conveyed Assets and the Company’s and Spectrum’s entry into this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. CTI’s decision to enter into this Agreement has been based solely on the independent evaluation of CTI and its board of directors of the transactions contemplated by and in this Agreement and the other Transaction Documents, after reasonable efforts undertaken by or on behalf of CTI or its board of directors to identify and solicit similar or alternative strategic transactions with other unaffiliated third parties.
Section 5.17. Reliance. CTI recognizes and agrees that, notwithstanding any investigation by the Company or Spectrum, the Company and Spectrum are each relying upon the representations and warranties made by CTI in this Article V.
Section 5.18. Investment Representations.
(a) The Membership Interest being acquired by CTI pursuant to the terms hereof is being acquired for its own account for investment and not with a view to the distribution thereof. CTI does not presently have any contract, undertaking, agreement or understanding with any third party to sell, transfer or grant any portion of such Membership Interest to such third party, except as set forth in the LLC Agreement and in connection with the right of BIIB pursuant to the Security Agreement.
(b) CTI has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and has such knowledge and experience in financial and business matters that CTI is capable of evaluating the merits and risks of the proposed investment. CTI understands that it must bear the economic risk of the investment in the Company for an indefinite period of time.

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(c) CTI represents and warrants that it qualifies as an “accredited investor” as that term is defined under Regulation D of the Securities Act. CTI further acknowledges that it is not subscribing for the Membership Interest as a result of, or pursuant to, any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over television or radio.
(d) CTI understands that such Membership Interest has not been registered under the Securities Act because the offer and sale of such Membership Interest to CTI is exempt from the registration requirements of the Securities Act under Regulation D promulgated by the Securities and Exchange Commission thereunder and/or Section 4(2) thereof as a transaction not involving any public offering of such Membership Interest. CTI understands that the Company’s reliance on such exemption is predicated in part on the representations of CTI that are contained in this Section 5.18.
Section 5.19. Accuracy of Representations and Warranties. None of the representations and warranties of CTI in this Article V contains any untrue statement of material fact or omits or misstates a material fact necessary to make such representations and warranties not misleading.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SPECTRUM
Spectrum hereby represents and warrants to the Company and CTI, as follows:
Section 6.1. Company’s Organization; Good Standing. Spectrum is a corporation duly organized and validly existing under the laws of the State of Delaware. Spectrum has all requisite power and authority to carry on its business as it is currently being conducted. Spectrum is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not, and could not reasonably be expected to, materially interfere with Spectrum’s performance of its obligations hereunder.
Section 6.2. Authority; Execution and Delivery. Spectrum has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by Spectrum and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Spectrum. This Agreement and the other Transaction Documents have been duly executed and delivered by Spectrum and, assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by CTI and by the Company, will constitute the legal, valid and binding obligation of Spectrum, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at law.

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Section 6.3. No Violations; Consents. The execution and delivery of this Agreement or any of the Transaction Documents by Spectrum does not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof and thereof by Spectrum will not: (i) violate any Governmental Rule to which Spectrum is subject; (ii) breach or violate any provision of the certificate of incorporation or bylaws of Spectrum; (iii) conflict with any material Contract to which Spectrum is a party or by which it is otherwise bound, except for such violations or conflicts which would not, and could not reasonably be expected to, materially interfere with Spectrum’s performance of its obligations hereunder; or (iv) require any approval, authorization, notices, consent, license, exemption, filing or registration with any Person, except for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not materially interfere with Spectrum’s performance of its obligations hereunder.
Section 6.4. Litigation. There is no Action pending or, to the knowledge of the officers of Spectrum, threatened against Spectrum or any of Spectrum’s Affiliates that would, or could reasonably be expected to, materially interfere with Spectrum’s performance of its obligations hereunder or under the other Transaction Documents, that would impair Spectrum’s ability to deliver the Subscription Price or that otherwise challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement or the other Transaction Documents.
Section 6.5. No Brokers. Other than with respect to Rodman & Renshaw, LLC, Spectrum has not entered into any agreement, arrangement or understanding with any Person that will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.
Section 6.6. Acknowledgement Regarding Transactions. Spectrum, on behalf of itself and its Affiliates, acknowledges and agrees that CTI is acting solely in the capacity of a good faith, arm’s length seller with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. Spectrum, on behalf of itself and its Affiliates, further acknowledges that CTI is not acting as a financial advisor or fiduciary of Spectrum or any of its Affiliates (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and that any advice given by CTI or any of its representatives or agents in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to CTI’s sale of the Conveyed Assets and CTI’s entry into this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Spectrum’s decision to enter into this Agreement has been based solely on the independent evaluation of Spectrum and its board of directors of the transactions contemplated by and in this Agreement and the other Transaction Documents.
Section 6.7. Availability of Funds. Spectrum has cash available that is sufficient to enable it to make payments contemplated hereunder (including the payment of the Purchase Price) when due.

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Section 6.8. Investment Representations.
(a) The Membership Interest being acquired by Spectrum pursuant to the terms hereof is being acquired for its own account for investment and not with a view to the distribution thereof. Spectrum does not presently have any contract, undertaking, agreement or understanding with any third party to sell, transfer or grant any portion of such Membership Interest to such third party, except as set forth in the LLC Agreement and except in connection with the right of BIIB pursuant to the Security Agreement.
(b) Spectrum has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and has such knowledge and experience in financial and business matters that Spectrum is capable of evaluating the merits and risks of the proposed investment. Spectrum understands that it must bear the economic risk of the investment in the Company for an indefinite period of time.
(c) Spectrum represents and warrants that it qualifies as an “accredited investor” as that term is defined under Regulation D of the Securities Act. Spectrum further acknowledges that it is not subscribing for the Membership Interest as a result of, or pursuant to, any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over television or radio.
(d) Spectrum understands that such Membership Interest has not been registered under the Securities Act because the offer and sale of such Membership Interest to Spectrum is exempt from the registration requirements of the Securities Act under Regulation D promulgated by the Securities and Exchange Commission thereunder and/or Section 4(2) thereof as a transaction not involving any public offering of such Membership Interest. Spectrum understands that the Company’s reliance on such exemption is predicated in part on the representations of Spectrum that are contained in this Section 6.8.
Section 6.9. Reliance. Spectrum recognizes and agrees that, notwithstanding any investigation by the Company or CTI, the Company and CTI are each relying upon the representations and warranties made by Spectrum in this Section 6.
Section 6.10. Accuracy of Representations and Warranties. None of the representations and warranties of Spectrum in this Section 6 contains any untrue statement of material fact or omits or misstates a material fact necessary to make such representations and warranties not misleading.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF COMPANY
The Company hereby represents and warrants to each of CTI and Spectrum, as follows:
Section 7.1. Company’s Organization; Good Standing. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

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Section 7.2. Authority; Execution and Delivery. The Company has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company. This Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by CTI and by Spectrum, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at law.
Section 7.3. No Violations; Consents. The execution and delivery of this Agreement or any of the Transaction Documents by the Company do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof and thereof by the Company will not: (i) violate any Governmental Rule to which the Company is subject; (ii) breach or violate any provision of the certificate of organization, operating agreement or similar organizational documents of the Company; (iii) conflict with any material Contract to which the Company is a party or by which it is otherwise bound, except for such violations or conflicts which would not materially interfere with the Company’s performance of its obligations hereunder; or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any Person, except for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not materially interfere with the Company’s performance of its obligations hereunder.
ARTICLE VIII
COVENANTS AND AGREEMENTS
Section 8.1. Post-Closing Orders and Payments. After the Closing, CTI shall (i) promptly deliver to the Company any Customer Orders received after the Closing Date and any payments received from third parties for Finished US Goods ordered and purchased from the Company after the Closing Date, and (ii) exercise commercially reasonable efforts to refer all inquiries that it receives with respect to the Product in the United States (other than with respect to the Excluded Assets or the Pre-Closing Liabilities) to the Company.
Section 8.2. Additional Assets. During the period from the Closing Date and continuing until the later of (x) one (1) year after the Closing Date and (y) the date on which CTI no longer has any equity interest in the LLC, if CTI or the Company identifies any tangible assets, Patents or Trademarks (including Internet domain names) of CTI that are necessary for (and were used by CTI solely in) the Commercialization as conducted by CTI prior to Closing that were not sold, assigned, transferred, conveyed and delivered to the Company as required by this Agreement, then CTI shall use reasonable best efforts to promptly transfer such asset to the Company, but in each instance only to the extent any such asset is: (i) in existence as of such time; and (ii) in the possession of, and controlled and freely transferable by, CTI or any of CTI’s Affiliates.

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Section 8.3. Transitional License. Effective as of the Closing, and without limiting any other license granted by CTI to Company pursuant to any Transaction Document or other written Contract, CTI hereby grants to Company, Company’s Affiliates and their respective distributors the limited, non-transferable right and license to use the CTI Trade Dress and the CTI Trademarks that have been used by CTI and any of CTI’s Affiliates in connection with their respective marketing, sale and distribution of the Product for Company’s, Company’s Affiliates’ and their respective distributors’ marketing, sale and distribution of the Product in the United States consistent with the past practices of CTI and any of CTI’s Affiliates. Such limited right and license shall include the right to use the CTI Trademarks on the Product Marketing Materials. Such limited right and license will be effective until the Company’s trade dress for the Product is approved by applicable Governmental Entities and the Company has obtained its own marketing materials (in commercial quantities) with respect to the Product bearing such approved trade dress.
Section 8.4. Non-Assertion of Intellectual Property Rights. After the Closing, CTI agrees that neither CTI nor any of CTI’s Affiliates will (i) assert an Action against the Company, Spectrum or any of their respective direct or indirect Affiliates, assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates) under any patent, trade secret, copyright, trademark or other proprietary right (including, for this purpose, any right pursuant to any pending patent application or any patent application filed with respect to an invention existing as of the Agreement Date so long as such patent application is filed with the USPTO or similar Governmental Entity within one (1) year of the Agreement Date) owned or controlled on or prior to the Closing by CTI or any of CTI’s Affiliates that the development, manufacture, use, marketing, sale, importation or distribution of the Product (but only the Product) after the Closing in accordance with and subject to the Transaction Documents by the Company or any of its direct or indirect Affiliates, assignees, successors, licensees, transferees, distributors or commercial partners (or their respective Affiliates) infringes any such patent, trade secret, copyright, trademark or other proprietary right (including, for this purpose, any right pursuant to any pending patent application or any patent application filed with respect to an invention existing as of the Agreement Date so long as such patent application is filed with the USPTO or similar Governmental Entity within one (1) year of the Agreement Date), or otherwise participate in or initiate any related Action, or (ii) render assistance to any Person in connection with any such assertion or Action. After the Closing, CTI agrees that neither CTI nor any of CTI’s Affiliates will (a) assert an Action against the Company or any of the Company’s Affiliates or any applicable third Person that any of the Product Patents is invalid or unenforceable, or otherwise participate in or initiate any related Action, or (b) render assistance to any Person in connection with any such assertion or Action. After the Closing, the Company agrees that neither the Company nor any of the Company’s Affiliates will (x) assert an Action against CTI or any of CTI’s Affiliates or any applicable third Person that any of the Licensed Patents or the Patents for which a sublicense has been granted to the Company under the Sublicense Agreements is invalid or unenforceable, or otherwise participate in or initiate any related Action, or (y) render assistance to any Person in connection with any such assertion or Action.

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Section 8.5. No Other Representations; Schedules; Effect of Investigation. EACH PARTY HERETO ACKNOWLEDGES THAT NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY ANY OTHER PARTY HERETO OTHER THAN AS SPECIFICALLY SET FORTH, AS APPLICABLE, IN ARTICLE V (WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF CTI), ARTICLE VI (WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SPECTRUM), AND ARTICLE VII (WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY), AND NO PARTY HERETO IS MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES HEREIN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, THE CONVEYED ASSETS, THIS AGREEMENT OR OTHERWISE. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES OF THE OTHER PARTIES HERETO. NO ORAL WARRANTIES, REPRESENTATIONS OR STATEMENTS SHALL BE CONSIDERED A PART HEREOF. The information included on any Schedule delivered to the Company or Spectrum by CTI (including, for this purpose, the Disclosure Schedule) shall be deemed to have been delivered with respect to all other Schedules (including, for this purpose, the Disclosure Schedule) delivered to the Company or Spectrum by CTI as though such information were fully set forth on such other Schedules, but only if and to the extent that the applicability of such information to such other Schedules is reasonably apparent on the face thereof. No information or knowledge obtained in or pursuant to any investigation or inquiry made by or on behalf of any party hereto in connection with the transactions contemplated hereby or otherwise shall affect or be deemed to modify any representation or warranty of any other party hereto contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated by and in this Agreement.
Section 8.6. Conduct of Business Until Closing. During the period from the Agreement Date and continuing until the Closing, CTI agrees (except as listed on Schedule 8.6 or as otherwise provided in this Agreement or to the extent that Spectrum otherwise consents in writing, which consent shall not be unreasonably withheld, conditioned or delayed) that CTI will conduct its business with respect to the Product and the Conveyed Assets in substantially the same manner as presently conducted. Nothing contained herein shall be deemed to require the expenditures of any funds outside of the ordinary course of business.
ARTICLE IX
CONDITIONS PRECEDENT
Section 9.1. Conditions to Each Party’s Obligations. The respective obligations of the Company, Spectrum and CTI to effect the Closing are each subject to the conditions that as of the Closing:
(a) There shall be no effective temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement.

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(b) No Action shall have been filed by any third party in any court of competent jurisdiction seeking to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby (or that otherwise challenges the transactions contemplated hereby), no such Action shall have been threatened in writing (or otherwise, to the Knowledge of CTI or to the knowledge of the officers of Spectrum), and each of CTI, the Company and Spectrum shall have received a certificate signed by an officer of the respective companies certifying (to the Knowledge of CTI or to the knowledge of the officers of Spectrum) the same.
(c) Spectrum and CTI shall have mutually agreed upon the Annual Contribution Schedule (as defined in the LLC Agreement) for calendar year 2009, which schedule shall be mutually satisfactory to both Spectrum and CTI in their respective sole and absolute discretion and shall be attached as Exhibit B of the LLC Agreement.
Section 9.2. Conditions to Obligations of the Company and Spectrum. The respective obligation of the Company and Spectrum to effect the Closing are subject to the satisfaction of each of the following conditions as of the Closing:
(a) The representations and warranties of CTI set forth in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and the Company and Spectrum shall have received a certificate signed by an officer of CTI certifying the same.
(b) CTI shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, and the Company and Spectrum shall have received a certificate signed by an officer of CTI certifying the same.
(c) No Material Adverse Effect shall have occurred from or after the Agreement Date, and the Company and Spectrum shall have received a certificate signed by an officer of CTI certifying the same.
(d) There shall not have occurred from or after the date hereof (i) the commencement by or against CTI of any cause under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief, (ii) any assignment by CTI for the benefit of its creditors, or (iii) the appointment of a receiver, trustee, custodian or similar official for all or substantially all of CTI’s property, and the Company and Spectrum shall have received a certificate signed by an officer of CTI certifying the same.
(e) Each of the obligations of the Company and CTI required to be performed at the Closing pursuant to Section 4.2(a) and (c) shall have been so performed.

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(f) The results of Spectrum’s due diligence review of such Designated Assigned Contracts, as well as the Designated IP Correspondence, shall be to Spectrum’s satisfaction in its sole and absolute discretion.
(g) CTI shall have delivered to Spectrum, in .PDF, .DOC or .XLS format, as applicable, on a CD-ROM or DVD-ROM, a copy of each document or other item posted, as of the date hereof, in the electronic data room maintained by CTI with respect to the transactions contemplated hereby to which Spectrum has been granted access in connection herewith.
Section 9.3. Conditions to the Obligations of CTI. The obligation of CTI to effect the Closing are subject to the satisfaction of each of the following conditions as of the Closing:
(a) The representations and warranties of the Company and Spectrum set forth in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and CTI shall have received a certificate signed by an officer or manager, as the case may be, of each of the Company and Spectrum certifying the same.
(b) The Company and Spectrum shall each have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, and CTI shall have received a certificate signed by an officer or manager, as the case may be, of each of the Company and Spectrum certifying the same.
(c) Each of the obligations of the Company and Spectrum required to be performed at the Closing pursuant to Section 4.2(b) and (c) shall have been so performed.
ARTICLE X
TERMINATION, AMENDMENT AND WAIVER
Section 10.1. Termination. Notwithstanding any provision herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a) by mutual written consent of Spectrum and CTI;
(b) by CTI if any of the conditions set forth in Section 9.1 or 9.3 become incapable of fulfillment and have not been expressly waived by CTI;
(c) by Spectrum if any of the conditions set forth in Section 9.1 or 9.2 become incapable of fulfillment and have not been expressly waived by Spectrum; or
(d) by Spectrum or CTI if the Closing does not occur on or before December 15, 2008;
provided, however, that the party seeking termination pursuant to clause (b), (c) or (d) of this Section 10.1 is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

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Section 10.2. Process for Termination. In the event of termination by either CTI or Spectrum pursuant to Section 10.1, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party hereto. If the transactions contemplated by this Agreement are terminated as provided herein:
(i) Spectrum shall return to CTI all documents and other material received from CTI relating to the Product and the Conveyed Assets and to the transactions contemplated hereby, whether obtained before or after the Agreement Date; and
(ii) all confidential information received by Spectrum with respect to CTI, the Product or the Conveyed Assets shall remain subject to all contractual confidentiality and non-disclosure obligations in effect between Spectrum and CTI on the date hereof, which contractual obligations shall remain in full force and effect notwithstanding the termination of this Agreement.
Section 10.3. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become null and void and of no further force and effect, except as otherwise provided in Section 10.2 and except for this Section 10.3 and Article XII which shall survive the termination of this Agreement; provided, however, that nothing in Section 10.1 shall be deemed to release any party from any liability for any breach by such party of any of the terms or provisions of this Agreement.
ARTICLE XI
INDEMNIFICATION
Section 11.1. Survival. All representations and warranties of each of CTI and Spectrum contained herein or in any other Transaction Document or made pursuant hereto or pursuant to any other Transaction Document, other than the Fundamental Representations, shall survive the Closing Date for a period of twelve (12) months after the Closing Date. The representations and warranties of the Company contained herein or in any other Transaction Document, or made pursuant hereto or pursuant to any other Transaction Document, shall not survive the Closing Date. The covenants and agreements of the parties contained in this Agreement or in any other Transaction Document shall survive and remain in full force for the applicable periods described herein or therein or, if no such period is specified, indefinitely. The Fundamental Representations shall survive and remain in full force for a period of five (5) years after the Closing Date. Any right of indemnification pursuant to this Article XI with respect to a claimed breach of a representation, warranty or covenant shall expire at the date of termination of the representation, warranty or covenant claimed to be breached, unless on, prior to or within thirty (30) days after such date the party from whom indemnification is sought has received written notice of a good faith claim in accordance with the provisions of Section 11.6.

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Section 11.2. Indemnification by CTI.
(a) Subject to Section 11.2(b), CTI agrees to indemnify Spectrum, Spectrum’s Affiliates and its officers, directors and employees (the “Spectrum Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with the following:
(i) any breach by CTI of any representation or warranty made by CTI contained in this Agreement or in any other Transaction Document, it being agreed that, for purposes of determining the amount of damages resulting from such breach, all qualifiers based on Material Adverse Effect will be deemed deleted from the representations and warranties contained in the following Sections of this Agreement: Section 5.3, Section 5.4(a), Section 5.8 and Section 5.9;
(ii) any breach by CTI of any covenants of CTI contained in this Agreement; or
(iii) any Pre-Closing Liabilities or Excluded Liabilities.
(b) The indemnification in favor of the Spectrum Indemnified Parties contained in Section 11.2(a)(i) (but, for the avoidance of doubt, not Section 11.2(a)(ii) or Section 11.2(a)(iii)) shall be subject to the following limitations:
(i) CTI shall not be liable for such indemnification until the aggregate dollar amount of all Losses claimed thereunder exceeds Three Hundred and Twenty Five Thousand Dollars ($325,000) (the “Threshold Amount”), and then shall only be liable for such indemnification to the extent such aggregate amount of Losses exceeds the Threshold Amount; provided, however, that the Threshold Amount shall not be applicable to or otherwise limit the obligation of CTI to any Spectrum Indemnified Parties, or any rights of the Spectrum Indemnified Parties, for indemnification of any and all Losses arising from or in connection with any breach by CTI of any Fundamental Representation; and
(ii) CTI shall not be liable for such indemnification if and to the extent that the aggregate dollar amount of all Losses claimed thereunder exceeds Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Cap Amount”), and CTI shall thereafter have no further obligations or liabilities with respect to the portion of any such Losses that exceed the Cap Amount; provided, however, that the Cap Amount shall not be applicable to or otherwise limit the obligation of CTI to any Spectrum Indemnified Parties, or any rights of the Spectrum Indemnified Parties, for indemnification of any and all Losses arising from or in connection with any breach by CTI of any Fundamental Representation; provided, further, that CTI shall not be liable for such indemnification in connection with any breach by CTI of any Fundamental Representation if and to the extent that the aggregate dollar amount of all Losses claimed exceeds the amount of the Cash Purchase Price (excluding, for the avoidance of doubt, the [***] Payment and the BIIB Consent Payment) actually received by CTI.

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(c) Spectrum acknowledges and agrees that the indemnification provided in Section 11.2(a)(i) shall be Spectrum’s sole and exclusive remedy for all Losses related to or arising from any breach by CTI of any representation or warranty made by CTI contained in this Agreement or in any other Transaction Document, and Spectrum waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims, actions or causes of action (other than claims of, or causes of action arising from, fraud) it may have against CTI relating to any such breach, other than the remedies provided in this Section 11.2; provided, however, that Spectrum shall be entitled to seek temporary or permanent injunctive relief or specific performance in order to enforce its rights under this Agreement or any of the other Transaction Documents.
Section 11.3. Indemnification by Spectrum.
(a) Subject to Section 11.2(b), Spectrum hereby agrees to indemnify CTI, CTI’s Affiliates, and their respective officers, directors and employees (the “CTI Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with the following:
(i) any breach by Spectrum of any representation or warranty made by it contained in this Agreement or in any other Transaction Document;
(ii) any breach by Spectrum of any of its covenants contained in this Agreement.
(b) The indemnification in favor of the CTI Indemnified Parties contained in Section 11.3(a)(i) (but, for the avoidance of doubt, not Section 11.3(a)(ii)) shall be subject to the following limitations:
(i) Spectrum shall not be liable for such indemnification until the aggregate dollar amount of all Losses claimed thereunder exceeds the Threshold Amount, and then shall only be liable for such indemnification to the extent such aggregate amount of Losses exceeds the Threshold Amount; and
(ii) Spectrum shall not be liable for such indemnification if and to the extent that the aggregate dollar amount of all Losses claimed thereunder exceeds the Cap Amount, and Spectrum shall thereafter have no further obligations or liabilities with respect to the portion of any such Losses that exceed the Cap Amount; provided, however, that the Cap Amount shall not be applicable to or otherwise limit the obligation of Spectrum to any CTI Indemnified Parties, or any rights of the CTI Indemnified Parties, for indemnification of any and all Losses arising from or in connection with any breach by Spectrum of any Fundamental Representation; provided, further, that Spectrum shall not be liable for such indemnification in connection with any breach by Spectrum of any Fundamental Representation if and to the extent that the aggregate dollar amount of all Losses claimed exceeds the amount of the Cash Purchase Price (excluding, for the avoidance of doubt, the [***] Payment and the BIIB Consent Payment) actually received by CTI.

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(c) CTI acknowledges and agrees that the indemnification provided in this Section 11.3 shall be CTI’s sole and exclusive remedy for all Losses related to or arising at law, under any statute or in equity, or otherwise out of this Agreement, any of the other Transaction Documents and, in furtherance thereof, and CTI waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims, actions or causes of action (other than claims of, or causes of action arising from, fraud) it may have against Spectrum or any of Spectrum’s Affiliates relating to the subject matter of this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, other than the remedies provided in this Section 11.3; provided, however, that CTI shall be entitled to seek temporary or permanent injunctive relief or specific performance in order to enforce its rights under this Agreement or any of the other Transaction Documents.
Section 11.4. No Claims By or Against the Company Based on Breach of Representations and Warranties. Notwithstanding anything herein to the contrary, each party hereto hereby acknowledges and agrees that (i) neither Spectrum, CTI, nor any of their respective Affiliates, shall be entitled to assert any claim or initiate or maintain any Action against the Company (for indemnification or otherwise) from or after the Closing based on a breach or alleged breach of any representation or warranty of the Company set forth herein, and both Spectrum and CTI hereby waive any right to assert such a claim or initiate or maintain such an Action, and (ii) neither the Company nor any of its Affiliates (excluding, for the avoidance of doubt, CTI or Spectrum) shall be entitled to assert any claim or initiate or maintain any Action against CTI or Spectrum (for indemnification or otherwise) from or after the Closing based on a breach or alleged breach of any representation or warranty of CTI or Spectrum set forth herein.
Section 11.5. Losses Net of Insurance; Limitations. The amount of any Loss for which indemnification is provided under this Article XI shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY, WHETHER FOR BREACH OF CONTRACT, IN TORT, NEGLIGENCE, WARRANTY OR STRICT LIABILITY, OR OTHERWISE, FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, SUCH AS LOSSES OF REVENUES OR PROFITS. Notwithstanding anything in this Section 11.5 to the contrary, with respect to any Losses incurred by an Indemnified Party as a result of damages imposed in an Action by or on behalf of a third party (other than a party hereto) that would otherwise be indemnifiable under this Article XI, this Section 11.5 shall not preclude indemnification of such damages, or absolve any Indemnifying Party of the obligation to provide such indemnification with respect thereto, as a result of the nature or type of such damages.
Section 11.6. Termination of Indemnification. The obligations to indemnify and hold harmless any Person party pursuant to Section 11.2(a)(i) and Section 11.3(a)(i) shall terminate when the applicable representation or warranty terminates, except as otherwise provided in Section 11.1. The obligations to indemnify and hold harmless any Person pursuant to Sections 11.2(a)(ii), and 11.3(a)(ii) shall not terminate until the applicable periods, if any, associated with any such covenants shall have lapsed. The obligations to indemnify and hold harmless any Person pursuant to Section 11.2(a)(iii) shall not terminate by reason of any passage of time.

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Section 11.7. Procedure.
(a) In order for an indemnified Person under this Article XI (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party shall, promptly following the discovery of the matters giving rise to any Loss, notify the indemnifying Person under this Article XI (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.
(b) If the indemnification sought pursuant hereto involves a claim made by a third Person against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party; provided, however, that Company shall have the sole right to select counsel and control the defense for any Third Party Claim to the extent it relates to the Regulatory Applications/Approvals. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than (i) during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above or (ii) as to any Third Party Claim to the extent that it relates to the Regulatory Applications/Approvals). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party shall not settle, compromise or discharge such Third Party Claim, to the extent that it involves any agreement, performance or observance by the Indemnified Party or to the extent that it would be reasonably likely to establish a precedential custom or practice materially adverse to the business interests of the Indemnified Party, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

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Section 11.8. Liability Insurance. Following the Closing CTI shall maintain, at its expense, personal liability insurance (including with respect to bodily injury claims) in reasonable amounts (as determined by CTI in its sole reasonable discretion) insuring CTI against acts, events or occurrences occurring prior to the Closing.
ARTICLE XII
GENERAL PROVISIONS
Section 12.1. Expenses. Except as otherwise specified in this Agreement, all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants) incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the Closing occurs. Notwithstanding anything to the contrary, each of CTI and Spectrum hereby agree that (regardless of whether or not the Closing occurs) each party shall pay fifty percent (50%) of the reasonable legal fees of BIIB incurred in connection with the delivery of its consent to the transactions contemplated hereunder, which fees shall in no event exceed the aggregate of Two Hundred Thousand Dollars ($200,000).
Section 12.2. Further Assurances and Actions. Company and CTI, whether before or after the Closing and without further consideration, shall each do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement (including, as applicable, upon the request of the other party).
Section 12.3. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed, addressed as follows:
(a)	if to CTI:

Cell Therapeutics, Inc. 501 Elliott Avenue Suite 400 Seattle, WA 98119 Telephone: (206) 284-5774 Facsimile: (206) 284-6114 Attn: James A. Bianco, M.D., Chief Executive Officer

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with copies to:

Cell Therapeutics, Inc. 501 Elliott Avenue Suite 400 Seattle, WA 98119 Telephone: (206) 284-5774 Facsimile: (206) 284-6114 Attn: Donald Wyatt, Esq.

and:

Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Telephone: (415) 773-5700 Facsimile: (415) 773-5759 Attn: Karen A. Dempsey, Esq.

(b)	if to Spectrum:

Spectrum Pharmaceuticals, Inc. 157 Technology Drive Irvine, CA 92618 Telephone: (949) 788-6700 Facsimile: (949) 788-6706 Attn: Rajesh Shrotriya, M.D., President and Chief Executive Officer

with copies to:

Spectrum Pharmaceuticals, Inc. 157 Technology Drive Irvine, CA 92618 Telephone: (949) 788-6700 Facsimile: (949) 788-6706 Attn: Legal Department

and

Bingham McCutchen LLP 600 Anton Blvd., 18th Floor Costa Mesa, CA 92626 Telephone: (714) 830-0600 Facsimile: (714) 830-0700 Attn: Robert C. Funsten, Esq.

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(c)	if to the Company:

Cell Therapeutics, Inc. 501 Elliott Avenue Suite 400 Seattle, WA 98119 Telephone: (206) 284-5774 Facsimile: (206) 284-6114 Attn: James A. Bianco, M.D., Chief Executive Officer

and

Spectrum Pharmaceuticals, Inc. 157 Technology Drive Irvine, CA 92618 Telephone: (949) 788-6700 Facsimile: (949) 788-6706 Attn: Rajesh Shrotriya, M.D., President and Chief Executive Officer

with copies to:

Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Telephone: (415) 773-5700 Facsimile: (415) 773-5759 Attn: Karen A. Dempsey, Esq.

and

Bingham McCutchen LLP 600 Anton Blvd., 18th Floor Costa Mesa, CA 92626 Telephone: (714) 830-0600 Facsimile: (714) 830-0700 Attn: Robert C. Funsten, Esq.
Each such notice, request or other communication shall be given by: (i) hand delivery; (ii) by certified mail; or (iii) nationally recognized courier service. Each such notice, request or communication shall be effective when delivered at the address specified in this Section 13.3 (or in accordance with the latest unrevoked direction from the receiving party).
Section 12.4. Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 12.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Governmental Rule or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 12.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered by each party to the other party, it being understood that all parties need not sign the same counterpart.
Section 12.7. Entire Agreement; Third Party Beneficiaries. This Agreement (together with the schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 12.8. Governing Law. This Agreement will be deemed to have been made in the State of Delaware and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
Section 12.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PROVISION.

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Section 12.10. Publicity. Neither party shall make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other parties, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such party’s counsel may be required by law or the rules of any stock exchange or interdealer quotation service on or through which such party’s or its Affiliates’ securities trade; provided, however, the party making such disclosure shall provide the non-disclosing party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the parties shall coordinate with one another regarding the timing, form and content of such disclosure. The initial public announcement concerning this Agreement and the transactions contemplated hereby shall be a joint press release issued by CTI and Spectrum, and shall be in substantially the form attached hereto as Exhibit N, with such changes thereto as may be mutually approved by both CTI and Spectrum.
Section 12.11. Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that, so long as any such successor or assign agrees in writing to be bound by this Agreement, either party may assign its rights and obligations under this Agreement, without the prior written consent of the other party, to an Affiliate or to a successor to the relevant portion of the assigning party’s business by reason of merger, sale of all or substantially all of its assets or securities or any similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of its responsibility for the performance of any obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
Section 12.12. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each party. By an instrument in writing, Spectrum may waive compliance by CTI with any term or provision of this Agreement that CTI was or is obligated to comply with or perform. By an instrument in writing, CTI may waive compliance Spectrum with any term or provision of this Agreement that Spectrum was or is obligated to comply with or perform. Any waiver of compliance by the Company with any term or provision of this Agreement that the Company was or is obligated to comply with or perform may be waived by mutual agreement of CTI and Spectrum.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the Agreement Date.

RIT ONCOLOGY, LLC
By:	/s/ Shyam Kumaria
Shyam Kumaria
Manager

CELL THERAPEUTICS, INC.
By:	/s/ James Bianco, M.D.
James Bianco, M.D.
Chief Executive Officer

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive Officer and President
Signature Page to Purchase and Formation Agreement

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(continued)
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(continued)
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(continued)
TABLE OF EXHIBITS

Exhibit A	LLC Agreement
Exhibit B	Contract Assignment and Assumption Agreement
Exhibit C	CTI Master Services Agreement
Exhibit D	General Assignment and Assumption Agreement
Exhibit E	General Assignment and Bill of Sale
Exhibit F	Patent Assignment
Exhibit G	Spectrum Master Services Agreement
Exhibit H	Trademark Assignment
Exhibit I	Product Inventory Letter
Exhibit J	Promissory Note
Exhibit K-1	Spectrum Pledge Agreement
Exhibit K-2	CTI Pledge Agreement
Exhibit L	Orrick Legal Opinion
Exhibit M-1	BM Legal Opinion
Exhibit M-2	SPPI Legal Opinion
Exhibit N	Press Release
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